EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of SAVVIS Communications Corporation on Form S-8 of our report dated March 18, 2002 (March 22, 2002 as to the last paragraph of Note 14), appearing in the Annual Report on Form 10-K of SAVVIS Communications Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
McLean, Virginia
November 5, 2002